SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 19, 2011

KEYUAN PETROCHEMICALS, INC.
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	333-124837	45-0538522
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

Qingshi Industrial Park
Ningbo Economic & Technological Development Zone
Ningbo, Zhejiang Province
P.R. China 315803
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(86) 574-8623-2955
 (ISSUER TELEPHONE NUMBER)

Silver Pearl Enterprises, Inc.
1541 E. Interstate 30
Rockwall, Texas 75087
 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

–––––––––––––––– Copies to: Hunter Taubman Weiss LLP 17 State Street, Floor 20 New York, NY 10004 Tel: 212-732-7184
––––––––––––––––

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 –Matters Related to Accountants and Financial Statements

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a)    On October 19, 2011, ,the Audit Committee of the Board of Directors of Keyuan Petrochemiclas, Inc. (the “Company” or “we” ), after consultation with management, determined that the financial statements in our Form 10-Qs for the periods ended June 30, 2010 and September 30, 2010 respectively, could no longer be relied upon.  These determinations were made during the completion of the audit process for the fiscal year ended December 31, 2010, in connection with the preparation of our annual report for the same period.  The Audit Committee has discussed the matters disclosed herein with Patrizio & Zhao, LLC, our prior independent accountant pursuant to this Item 4.02(a).

The following are a summary of the anticipated restatements:

Summary of changes for the period ended June 30, 2010:

1.
We had originally recorded a tax benefit that we received from the local government as a tax credit for the period in which the income was generated. However, we now feel it is more appropriate to record the benefit as other income when we received it from the government.  Accordingly, our effective estimated tax rate is changed to 25% and this preferential tax treatment is currently accounted for as other income when it was received.

2.
We have revised our calculation of basic earnings per share to include the shares of Series M preferred stock as participating securities under the two-class accounting method.  As such, we have revised our calculation of basic earnings per share to include the shares of Series M preferred stock.

3.
Originally, the Series A preferred stock was classified as permanent equity.  After review and consideration, management has now concluded that, as a result of certain potential merger and acquisition activity, there exists one potential situation where the redemption provision could occur outside of the control of the Company.  Accordingly, the Series A preferred stock has now been classified as temporary equity.

4.
We have added additional disclosures of our related party transactions to ensure that we include all of the disclosures required under US GAAP and the rules and regulations of the Securities Exchange Commission (the “SEC”).

Summary of changes for the period ended September 30, 2010:

1.
We had originally recorded a tax benefit that we received from the local government as a tax credit for the period in which the income was generated. However, we now feel it is more appropriate to record the benefit as other income when we receive it from the government.  Accordingly, our effective estimated tax rate is changed to 25% and this preferential tax treatment is currently accounted for as other income when it was received.

2.
We have revised our calculation of basic earnings per share to include the shares of Series M preferred stock as  participating securities under the two-class accounting method.   As such, we have revised our calculation of basic earnings per share to include the shares of Series M preferred stock.

3.
Originally, the Series A and Series B preferred stock was classified as permanent equity.  After review and consideration, management has now concluded that, as a result of certain potential merger and acquisition activity, there exists one potential situation where the redemption provision could occur outside of the control of the Company. Accordingly, the Series A and Series B preferred stock has now been classified as temporary equity.

4.
Originally we recognized a consumption tax refund receivable when the consumption tax had been paid and the relevant products had been used for production. Initially we recorded these refunds as a tax receivable of approximately $8.2 million in the quarter ending September 30, 2010.  After additional review and analysis of the policy, management now believes that the policy is retroactive to January 2010 and it should be accounted for retroactively in the period when the tax receivable was earned.  Accordingly, we have now adopted the policy retroactively and recorded an estimated consumption tax refund amounting to $28,300,000, of which $25,110,00  has been recorded as deduction from cost of goods sold and $2,740,000 as deduction from inventories, respectively.

5.	We have added additional disclosures of our related party transactions to ensure that we include all of the disclosures required under US GAAP and the rules and regulations of the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keyuan Petrochemicals, Inc.

Date: October 20, 2011	By:	/s/ Chunfeng Tao
Name: Chunfeng Tao
Title: Chief Executive Officer